UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): June 30, 2003

                        GOLDEN SAND ECO-PROTECTION, INC.
                        --------------------------------
               (Exact Name of Registrant as Specified in Charter)

                                    Florida
                                    -------
                 (State or Other Jurisdiction of Incorporation)

                                    333-95549
                                    ---------
                            (Commission File Number)

                                   65-0974212
                                   ----------
                      (I.R.S. Employer Identification No.)

              2531 S.E. 14th Street, Pompano Beach, Florida 33062
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             (Address of Principal Executive Offices)     (Zip Code)

                                 (954) 782-4547
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              (Registrant's Telephone Number, Including Area Code)

     This Current Report on Form 8-K is filed by Golden Sand Eco-Protection, Inc., a Florida corporation (the "Registrant"), in connection with the matters described herein.

ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On June 26, 2003, the Registrant executed a Plan of Exchange (the "Agreement"), between and among the Registrant, Guangdong Golden Sand & Green Land Ecology And Environment Protection Development Co., Ltd., a corporation organized and existing under the laws of the P.R. China ("Golden Sand"), the shareholders of Golden Sand (the "Golden Sand Shareholders"), and Charles Scheuerman, Chairman and President of the Registrant ("Scheuerman").


     The terms of this agreement were disclosed in a Form 8-K filed on or about June 30, 2003 with the Securities and Exchange Commission. The agreement was escrowed pending certain performance by both parties. The Company fulfilled all obligations to Golden Sand including changing its name which also caused a change in its ticker symbol from HEXC to GSEP. On or about September 30, 2003, Golden Sand defaulted on the agreement by, amongst other things, failing to provide the necessary due diligence information, including audited financial statements. The Company also had great concern that Golden Sand would fail to meet its financial projections and maintain current in its reporting obligations with the Securities and Exchange Commission. As such, the agreement was terminated on or about November 14, 2003. Furthermore, there will be no change of control as contemplated in the agreement.


     Additionally, due to cancellation of the agreement, Mr. Shu Yang and Mr. Kwan Kim Lun were removed as officers and directors of the Company. Mr. Charles Scheuerman will maintain office as President and Chairman of the Company.


     The Company will pursue its historical business plan of being an online memorial service for relatives of lost loved ones.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN SAND ECO-PROTECTION, INC.



By: /s/ Charles Scheuerman
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    Charles Scheuerman
    President and Chairman